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                                                                 EXHIBIT 24.2





                        CONSENT OF INDEPENDENT AUDITORS
                         TO INCORPORATION BY REFERENCE
                         -----------------------------



The Board of Directors:
GAINSCO, INC.:


We consent to incorporation by reference in the registration statements (No. 33-48634 and No. 33-37070) on Form S-8 of GAINSCO, INC. of our reports dated February 16, 1998, relating to the consolidated balance sheets of GAINSCO, INC. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports appear in the December 31, 1997 annual report on Form 10-K of GAINSCO, INC.



                                                  KPMG Peat Marwick L.L.P.



Dallas, Texas
March 30, 1998